                                                                                                                                                                                                                                                                                                                Exhibit 32

CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Indiana Community Bancorp.

Signed this 8th day of November 2011.

/s/ Mark T. Gorski	/s/ John K. Keach, Jr.
(Signature of Authorized Officer)	(Signature of Authorized Officer)

Mark T. Gorski	John K. Keach, Jr.
(Typed Name)	(Typed Name)

Chief Financial Officer	Chief Executive Officer
(Title)	(Title)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Indiana Community Bancorp and will be retained by Indiana Community Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.